EXHIBIT 99.1

Synthesis Energy Systems Announces Receipt of Non-Compliance Letter from Nasdaq

HOUSTON, Oct. 19, 2018 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ: SES), a global leader in the clean and efficient production of low-cost synthesis gas for high value energy and chemical products, today announced that the Company received a notification letter from The Nasdaq Stock Market LLC stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic reports with the Securities and Exchange Commission (SEC). The letter was sent as a result of the Company’s delay in filing its Annual Report on Form 10-K for the year ended June 30, 2018. The Nasdaq notification letter has no immediate effect on the listing or trading of the Company’s common stock.

The Company filed a Notification of Late Filing on Form 12b-25 on September 28, 2018, indicating that the filing of the Form 10-K would be delayed until after the completion of the review of the disclosures and presentation contained in the Form 10-K of the impairment of certain investments of the Company.

The notification letter stated that, under Nasdaq rules, the Company has 60 calendar days, or until December 17, 2018, to submit a plan to regain compliance with Nasdaq’s continued listing requirements. The Company can also regain compliance with Nasdaq’s continued listing requirements at any time before December 17, 2018, by filing the Form 10-K with the SEC, as well as any subsequent periodic financial reports that may become due, and continuing to comply with Nasdaq’s other continued listing requirements.

The Company’s management is working diligently with its independent registered accounting firm, RSM US LLP, to complete the Form 10-K. The Company intends to file the Form 10-K with the SEC and regain compliance with Nasdaq’s continued listing requirements as soon as practicable.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on generating clean, high-value energy from low-cost and low-grade coal, biomass and municipal solid waste through its proprietary technology for conversion of these resources into a clean synthesis gas (syngas) and methane. SES’s proprietary technology enables the production of clean, low-cost power, industrial fuel gas, chemicals, fertilizers, transportation fuels, and substitute natural gas, replacing expensive natural gas-based energy. SES’s technology can also produce high-purity hydrogen for cleaner transportation fuels. SES enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, waste coals, biomass, and municipal solid waste feedstocks. SES: Growth With Blue Skies. For more information, please visit: www.synthesisenergy.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Although we believe that in making such forward-looking statements, our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. We cannot assure you that the assumptions upon which these statements are based will prove to be correct. Please refer to our latest Form 10-K available on our website at www.synthesisenergy.com.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
805.624.7624
PR@synthesisenergy.com